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[ING FUNDS LOGO]

                                                                 EXHIBIT (d)(20)

Mary Ann Fernandez
Senior Vice President
Aeltus Investment Management, Inc.
10 State House Square
Hartford, CT 06103-3602


                                             November 22, 2002


      Pursuant to Section 1 of the Sub-Adviser Agreement dated May 9, 2001, as amended, between ING Investments, LLC (successor by merger to ING Pilgrim Investments, LLC) and Aeltus Investment Management, Inc. (the "Agreement") we hereby notify you of our intention to retain you as Sub-Adviser to render investment advisory services to ING Principal Protection Fund VI, a newly established series of ING Equity Trust (formerly Pilgrim Equity Trust), upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement has been modified to give effect to the foregoing by adding the "ING Principal Protection Fund VI" to Schedule A of the Agreement. The Amended and Restated Schedule A, with the annual investment management fees indicated for the series, is attached hereto.

      Please signify your acceptance to act as Sub-Adviser under the Agreement with respect to ING Principal Protection Fund VI by signing below.

                                          Very sincerely,



                                          Michael J. Roland
                                          Executive Vice President
                                          ING Investments, LLC

ACCEPTED AND AGREED TO:
Aeltus Investment Management, Inc.


By___________________________
     Mary Ann Fernandez
     Senior Vice President

491690.1.02                    TEL:  480-477-3000          ING Investments, LLC
7337 E. Doubletree Ranch Rd.   Fax: 480-477-2700
Scottsdale, AZ 85258-2034      www.ingfunds.com
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                          FORM OF AMENDED AND RESTATED
                                   SCHEDULE A

                               WITH RESPECT TO THE

                              SUB-ADVISER AGREEMENT

                                     BETWEEN

                              ING INVESTMENTS, LLC
                      AN ARIZONA LIMITED LIABILITY COMPANY
              (SUCCESSOR BY MERGER TO ING PILGRIM INVESTMENTS, LLC)

                                       AND

                       AELTUS INVESTMENT MANAGEMENT, INC.

                                   ANNUAL INVESTMENT                           LAST CONTINUED/
SERIES                               MANAGEMENT FEE                           APPROVED BY BOARD                 REAPPROVAL DATE
------                               --------------                           -----------------                 ---------------
ING Principal              Offering Phase                0.125%               May 9, 2001                       May 9, 2003
Protection Fund            Guarantee Period               0.40%
                           Index Plus
                           LargeCap Period                0.30%

ING Principal              Offering Phase                0.125%               November 2, 2001                  September 1, 2003
Protection Fund II         Guarantee Period               0.40%
                           Index Plus
                           LargeCap Period                0.30%

ING Principal              Offering Phase                0.125%               February 26, 2002                 September 1, 2003
Protection                 Guarantee Period               0.40%
Fund III                   Index Plus
                           LargeCap Period                0.30%

ING Principal              Offering Phase                0.125%               May 24, 2002                      September 1, 2003
Protection                 Guarantee Period               0.40%
Fund IV                    Index Plus
                           LargeCap Period                0.30%

ING Principal              Offering Phase                0.125%               August 20, 2002                   September 1, 2003
Protection                 Guarantee Period               0.40%
Fund V                     Index Plus
                           LargeCap Period                0.30%

ING Principal              Offering Phase                0.125%               November 22, 2002                 September 1, 2004
Protection                 Guarantee Period               0.40%
Fund VI*                   Index Plus
                           LargeCap Period                0.30%

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*     This Amended and Restated Schedule A will be effective with respect to the
      Fund upon the effective date of the post-effective amendment to the Trust's Registration Statement with respect to the Fund.